May 29, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by One (1) American Depositary Receipts
representing Two (2) Ordinary Share of
 Vernalis plc
(Form F-6 File No 33-47426)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in par value from GBp 5 to GBp 20.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised par value change for Vernalis plc.

The Prospectus has been revised to reflect the new par value, and has been overstamped with:

Effective May 29, 2009 the Companys Par
Value changed from GBp 5 to GBp 20.


Please contact me with any questions or
comments at 212 815-8257



Robert Goad
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286